UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FEDERAL STREET ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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On October 30, 2018, Federal Street Acquisition Corp. (“FSAC”) and UHS Holdco, Inc. issued a joint press release announcing that FSAC convened and then adjourned, without conducting any business, its special meeting of stockholders (the “Special Meeting”) until Wednesday, November 14th, 2018, at 10:00 a.m. Eastern Time. A copy of the press release is included below.

On the same day, FSAC separately announced that, in connection with the adjournment of the Special Meeting, it has extended the deadline for holders of its Class A common stock to submit such shares for redemption to 5:00 p.m. Eastern Time on Monday, November 12, 2018.

FOR IMMEDIATE RELEASE

FEDERAL STREET ACQUISITION CORP. ADJOURNS SPECIAL

MEETING OF STOCKHOLDERS UNTIL NOVEMBER 14, 2018

BOSTON and MINNEAPOLIS — October 30, 2018 — Federal Street Acquisition Corp. (NASDAQ: FSACU, FSAC, FSACW) (“FSAC”), a special-purpose acquisition company sponsored by an affiliate of Thomas H. Lee Partners, L.P., and the holding company of Universal Hospital Services, Inc. (“UHS”), a leading, nationwide provider of healthcare technology management and service solutions and a portfolio company of Irving Place Capital Management, L.P., announced today that FSAC convened and then adjourned, without conducting any business, the special meeting of FSAC stockholders previously scheduled to be held on Tuesday, October 30, 2018, at 10:00 a.m. Eastern Time, until Wednesday, November 14, 2018, at 10:00 a.m. Eastern Time, at the Boston College Club, 100 Federal Street, 36th Floor, Boston, Massachusetts 02110.

The purpose of the adjournment is to allow FSAC more time to market the business combination between FSAC and UHS following recent volatility in the stock market.

Additional Information and Where to Find It

FSAC filed a definitive proxy statement/prospectus with the Securities and Exchange Commission (“SEC”) on October 10, 2018 for use at the special meeting of stockholders to approve the proposed business combination with UHS Holdco, Inc. The definitive proxy statement/prospectus forms part of a Registration Statement on Form S-4 with respect to the securities being issued by Agiliti, Inc. in the transaction (the “Prospectus/Proxy Statement”). The Registration Statement on Form S-4 was declared effective by the SEC on October 10, 2018. The Prospectus/Proxy Statement has been mailed to FSAC stockholders as of the record date. INVESTORS AND SECURITY HOLDERS OF FSAC AND UHS HOLDCO ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the Prospectus/Proxy Statement and other documents containing important information about FSAC, UHS Holdco and Agiliti, Inc. through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by FSAC can be obtained free of charge on FSAC’s website at http://www.thl.com/fsac or by directing a written request to Federal Street Acquisition Corp., 100 Federal Street, 35th Floor, Boston, MA 02110, (617) 227-1050.

Participants in the Solicitation

FSAC, UHS Holdco, Agiliti, Inc. and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of FSAC’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of FSAC’s directors and officers in the Prospectus/Proxy Statement.  Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to FSAC’s shareholders in connection with the proposed business combination is set forth in the Prospectus/Proxy Statement. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination is included in the Prospectus/Proxy Statement.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Federal Street Acquisition Corp.

Federal Street Acquisition Corp. is a special purpose acquisition company sponsored by an affiliate of Thomas H. Lee Partners, L.P., formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination with one or more businesses.

About Universal Hospital Services, Inc.

Universal Hospital Services, Inc. is a leading nationwide provider of healthcare technology management and service solutions to the healthcare industry. UHS owns or manages more than 800,000 units of medical equipment for approximately 7,000 national, regional and local acute care hospitals and alternate site providers across the U.S. For nearly eight decades, UHS has delivered medical equipment management and service solutions that help clients reduce costs, increase operating efficiencies, improve caregiver satisfaction and support optimal patient outcomes. More information is available at www.uhs.com.

About Agiliti, Inc.

Upon closing, FSAC and UHS will combine under a new holding company to be named Agiliti, Inc., which will list its common stock and warrants on the Nasdaq Stock Market under the ticker symbols “AGTI” and “AGTIW,” respectively.  Agiliti, Inc. will build on a legacy of nearly 80 years of market leading healthcare technology and service solutions to the U.S. healthcare industry, serving approximately 7,000 national, regional and local acute care hospitals and alternate site providers across the country.

About Thomas H. Lee Partners, L.P.

Thomas H. Lee Partners, L.P.  (“THL”) is a premier private equity firm investing in middle market growth companies, headquartered in North America, exclusively in four industry sectors: Business & Financial Services, Consumer & Retail, Healthcare, and Media, Information Services & Technology. Using the firm’s deep domain expertise and the internal operating capabilities of its Strategic Resource Group, THL seeks to create deal sourcing advantages, and to accelerate growth and improve operations in its portfolio companies in partnership with management teams. Since its founding in 1974, THL has raised over $25 billion of equity capital, acquired over 140 portfolio companies and completed over 360 add-on acquisitions which collectively represent a combined enterprise value at the time of acquisition of over $200 billion.

About Irving Place Capital Management, L.P.

Since its founding in 1997, Irving Place Capital has invested in over 60 portfolio companies, primarily in the industrial, packaging, consumer and retail industries. The firm focuses on making control or entrepreneur-driven investments where it can apply its substantial operating and strategic resources and expertise to enhance value. Irving Place Capital has successfully executed a broad range of transactions, including buyouts, recapitalizations, build-ups, corporate divestitures, take-privates and distressed-to-control situations. More information about Irving Place Capital is available at www.irvingplacecapital.com.

Forward-looking Statements

This press release includes forward looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FSAC’s or UHS’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to close the proposed business combination and the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the proposed business combination.

None of FSAC, UHS or Agiliti undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

UHS:

James Pekarek

Executive Vice President and Chief Financial Officer

(952) 607-3054

jbpekarek@uhs.com

Kate Kaiser

Vice President, Corporate Communication and Investor Relations

619-507-9135

kmkaiser@uhs.com

FSAC & THL:

Matt Benson/Robin Weinberg/Cameron Seligmann

Sard Verbinnen & Co.

(212) 687-8080

Irving Place Capital:

Brunswick Group

Alex Yankus / Christina Tilt

212-333-3810

IRVINGPLACECAPITAL@brunswickgroup.com